Registration No. 333-

As filed with the Securities and Exchange Commission on October 19, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3219054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230

Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Great Elm Capital Group, Inc.

Amended and Restated 2016 Long-Term Incentive Compensation Plan

(Full title of the plan)

Peter A. Reed

Chief Executive Officer

Great Elm Capital Group, Inc.

800 South Street, Suite 230

Waltham, MA 02453

(Name and address of agent for service)

(617) 375-3006

(Telephone number, including area code, of agent for service)

Copies to:

Rory T. Hood

Jones Day

250 Vesey Street

New York, New York 10281

(212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value (“Common Stock”), to be issued pursuant to the Great Elm Capital Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan (the “LTIP”)	1,500,000	$3.20	$4,800,000	$581.76

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock of Great Elm Capital Group, Inc. that become issuable under the LTIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the registrant’s common stock, as applicable.

(2)

Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price per share and aggregate offering price are based upon the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on October 12, 2018, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Great Elm Capital Group, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 1,500,000 shares of Common Stock for issuance pursuant to the LTIP. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2016 (File No. 333-214401) relating to the 2016 Long-Term Incentive Compensation Plan are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

a.

The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2018, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on September 13, 2018;

b.	The Registrant’s Current Reports on Form 8-K filed with the SEC on September 11, 2018 and October 5, 2018, pursuant to Section 13(a) or 15(d) of the Exchange Act; and

c.

The description of the Registrant’s capital stock contained in the Registration Statement on Form 8-A (File No. 000-25687) filed with the SEC on April 1, 1999 to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit 4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 5, 2016 and incorporated herein by reference)

Exhibit 4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on January 11, 2016 and incorporated herein by reference)

Exhibit 4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on June 16, 2016 and incorporated herein by reference)

Exhibit 4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Form 8-K filed on October 17, 2017 and incorporated herein by reference)

Exhibit 4.6	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Form 8-K filed on November 15, 2013 and incorporated herein by reference)

Exhibit No.	Description of Exhibit

Exhibit 4.7	Amended and Restated Form of the Registrant’s common stock certificate (filed as Exhibit 4.1 to the Form 10-Q filed on May 15, 2018 and incorporated herein by reference)

Exhibit 5.1	Opinion of Jones Day

Exhibit 23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

Exhibit 23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

Exhibit 23.4	Consent of Jones Day (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	Great Elm Capital Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan (filed as Annex A to the Definitive Proxy Statement on Schedule 14A filed on September 20, 2018 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on this 19th day of October, 2018.

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Great Elm Capital Group, Inc., hereby severally constitute and appoint Peter A. Reed and John J. Woods, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Great Elm Capital Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 19th, 2018.

Name	Title(s)

/s/ Peter A. Reed Peter A. Reed	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John J. Woods John J. Woods	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew A. Drapkin Matthew A. Drapkin	Director

/s/ Thomas S. Harbin III Thomas S. Harbin III	Director

/s/ James P. Parmelee James P. Parmelee	Director

/s/ Jeffrey S. Serota Jeffrey S. Serota	Director

/s/ Mark A. Snell Mark A. Snell	Director

/s/ Hugh Steven Wilson Hugh Steven Wilson	Director

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